                                                                      EXHIBIT 11

                       ROCKWELL INTERNATIONAL CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE

                  FOR THE FIVE YEARS ENDED SEPTEMBER 30, 1996

                                                                   FISCAL YEAR ENDED SEPTEMBER 30,
                                                          --------------------------------------------------
                                                           1996       1995       1994       1993       1992
                                                          ------     ------     ------     ------     ------
                                                               (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
PRIMARY EARNINGS PER SHARE:
     Income from continuing operations before change in
       accounting.......................................  $555.0     $493.0     $351.0     $302.0     $243.0
     Deduct dividend requirements on preferred stock....     0.2        0.2        0.3        0.3        0.3
                                                          ------     ------     ------     ------     ------
            Total primary earnings from continuing
               operations before change in accounting...  $554.8     $492.8     $350.7     $301.7     $242.7
                                                          ======     ======     ======     ======     ======
     Average number of common shares outstanding during
       the year.........................................   217.6      217.2      220.5      219.8      223.6
                                                          ======     ======     ======     ======     ======
     Primary earnings per share from continuing
       operations before change in accounting...........  $ 2.55     $ 2.27     $ 1.59     $ 1.37     $ 1.09
     Primary earnings per share from discontinued
       operations before change in accounting...........    0.79       1.15       1.28       1.18       1.07
     Cumulative effect of change in accounting for
       retirement medical benefits......................      --         --         --         --      (6.78)*
                                                          ------     ------     ------     ------     ------
     Net primary earnings (loss) per share..............  $ 3.34     $ 3.42     $ 2.87     $ 2.55     $(4.62)
                                                          ======     ======     ======     ======     ======
FULLY DILUTED EARNINGS PER SHARE:
     Income from continuing operations before change in
       accounting.......................................  $555.0     $493.0     $351.0     $302.0     $243.0
                                                          ======     ======     ======     ======     ======
     Average number of common shares outstanding during
       the year:
       Common stock.....................................   217.6      217.2      220.5      219.8      223.6
       Assumed issuance of stock under award plans and
          conversion of preferred stock and convertible
          debentures....................................     3.5        3.9        4.0        4.5        2.5
                                                          ------     ------     ------     ------     ------
            Total shares, assuming full dilution........   221.1      221.1      224.5      224.3      226.1
                                                          ======     ======     ======     ======     ======
     Fully diluted earnings per share from continuing
       operations before change in accounting...........  $ 2.51     $ 2.23     $ 1.56     $ 1.35     $ 1.08
     Fully diluted earnings per share from discontinued
       operations before change in accounting...........    0.77       1.13       1.26       1.16       1.06
     Cumulative effect of change in accounting for
       retirement medical benefits......................      --         --         --         --      (6.70)*
                                                          ------     ------     ------     ------     ------
     Net fully diluted earnings (loss) per share........  $ 3.28     $ 3.36     $ 2.82     $ 2.51     $(4.56)
                                                          ======     ======     ======     ======     ======

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* The per share amounts pertaining to the cumulative effect of change in accounting in 1992 were computed using average outstanding shares for the second quarter, which approximate full year 1992 average outstanding shares.